UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2013

Remark Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Six Concourse Parkway, Suite 1500, Atlanta, Georgia 30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(770) 821-6670

(Former Name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2013, Remark Media, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement with Pop Factory LLC, a Florida limited liability company (“Pop Factory”), Gail Sonnenschein  and Howard Sonnenschein (collectively, the “Sellers”) for the purchase of all issued and outstanding membership interests in Pop Factory (the “Purchase”).  The Purchase was closed on the March 29, 2013, for total cash consideration of $2,375,000. Upon consummation of the Purchase, the Company became the sole member of Pop Factory.

In connection with the Purchase, each of the Sellers entered into one year employment agreements with Pop Factory and noncompetition agreements with the Company.

The Company financed the Purchase pursuant to the finance arrangements described in Item 2.03 below.

On April 3, 2013, the Company issued the press release attached as Exhibit 99.1 regarding the completion of the Purchase.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the consummation of the Purchase is incorporated by reference into this Item 2.01. In addition, the description of the Purchase is qualified in all respects by reference to the Membership Interest Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 2, 2013, the Company issued a $4.0 million Senior Secured Convertible Promissory Note (the “Note”) to a lender controlled by and in part owned by Mr. Kai-Shing Tao, the Company’s Chairman and Chief Executive Officer.  Mr. Tao has been a director of the Company since 2007. The Note was approved by the Audit Committee of the Board, which believes the related party transaction was negotiated as an arms-length transaction. The terms of the Note include:

•	Interest accrues at 6.67% on an annual basis, payable quarterly, for the first year of the Note, and at 8.67% on an annual basis, payable quarterly, for the second year of the Note.

•	All principal and any accrued and unpaid interest is due and payable in full on the second anniversary of the Note.

•

The repayment of all principal and accrued and unpaid interest is secured by all assets of the Company other than the common shares of Sharecare, Inc. owned by the Company, pursuant to Amendment Number One to Security Agreement.

•

Upon approval of the Company’s shareholders, all principal and accrued interest is convertible at the rate of $2.00 of principal and interest for each share of Company common stock: (a) at any time at the election of the Lender; or (b) at any time after April 2, 2014, at the election of the Company, provided that the volume weighted average price of the Company’s common stock is at least $3.00 for at least 30 out of the 40 trading days immediately prior to the date the Company elects to convert.

On April 3, 2013, the Company issued the press release attached as Exhibit 99.1 regarding the completion of the finance arrangements described above.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

To the extent required, the Company will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

To the extent required, the Company will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit 2.1	Membership Interest Purchase Agreement between Remark Media, Inc., Pop Factory LLC, Howard Sonnenschein and Gail Sonnenschein dated March 29, 2013.

Exhibit 10.1	Senior Secured Convertible Promissory Note dated March 28, 2013.

Exhibit 10.2	Amendment Number One to Security Agreement between Remark Media, Inc. and Digipac, LLC dated March 28, 2013.

Exhibit 99.1	Press Release dated April 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date: April 3, 2013	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Chief Operating Officer & General Counsel